UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 26, 2009
Allegheny Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Six PPG Place, Pittsburgh, Pennsylvania	15222-5479

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (412) 394-2800
N/A

(Former name or former address, if changed since last report).
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On May 26, 2009, Allegheny Technologies Incorporated (the “Company”) announced its intention to offer concurrently $300.0 million aggregate principal amount of senior notes due 2019 and $350.0 aggregate principal amount of convertible senior notes due 2014. The Company also expects to grant the underwriters for the convertible notes offering an option to purchase up to an additional $52.5 million aggregate principal amount of convertible notes to cover over-allotments. The Company’s press release announcing this intention is set forth in its entirety and filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     The Company also announced on May 26, 2009 that it has commenced a cash tender offer to purchase any and all of its outstanding 8.375% Notes due 2011. The Company’s press release announcing the commencement of this cash tender offer is set forth in its entirety and filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit 99.1	Press release dated May 26, 2009.

Exhibit 99.2	Press release dated May 26, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED
By:	/s/ Jon D. Walton
Jon D. Walton
Executive Vice President, Human Resources, Chief Legal and Compliance Officer, General Counsel and Corporate Secretary

Dated: May 26, 2009

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press release dated May 26, 2009.

Exhibit 99.2	Press release dated May 26, 2009.